EXHIBIT 23(b)

Independent Auditors' Consent

The Board of Directors
Anadarko Petroleum Corporation

We consent to the use of our reports incorporated by reference in the Registration Statement on Form S-8, dated July 19, 2001. Our report refers to a change in method of accounting for foreign crude oil inventories, effective January 1, 2000.

/s/ KPMG LLP
Houston, Texas
July 19, 2001